Exhibit 99.7
NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of 3M Company
Pursuant to the Offer to Exchange

All Shares of Common Stock of

GARDEN SPINCO CORPORATION

which are owned by 3M Company and
will be converted into the right to receive Shares of Common Stock of

NEOGEN CORPORATION

for

Shares of Common Stock of 3M Company
Pursuant to the Prospectus, dated August 4, 2022
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME ON AUGUST 31, 2022, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF 3M COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
The undersigned acknowledges receipt of the prospectus dated August 4, 2022 (the “Prospectus”), in connection with the offer by 3M Company (“3M”) to exchange all shares of common stock of Garden SpinCo Corporation, par value $0.01 per share, that are owned by 3M and will be converted into shares of Neogen Corporation common stock, par value $0.16 per share, for shares of 3M common stock, par value $0.01 per share (“3M common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.
Shares of 3M common stock validly tendered pursuant to this exchange offer may be withdrawn at any time before August 31, New York City time, on the expiration date of the exchange offer and, unless 3M has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once 3M accepts 3M common stock pursuant to this exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF 3M COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must timely deliver this Notice of Withdrawal to the Distribution Exchange Agent (as defined below) at one of its addresses or the facsimile number set forth at the end of this Notice of Withdrawal. See “Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” in the Prospectus.
If any of the shares of 3M common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.
REQUEST FOR WITHDRAWAL
The undersigned has identified below the shares of 3M common stock that it is withdrawing from the exchange offer:

Number of certificated shares of 3M common stock to be withdrawn:

Number of book-entry shares of 3M common stock to be withdrawn:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)
If certificate(s) representing shares of 3M common stock have been delivered to Equiniti Trust Company (the “Distribution Exchange Agent”), please provide the following information in order for the Distribution Exchange Agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the shares of 3M common stock withdrawn:

(if held in book-entry shares, please indicate “book-entry”)

Address (including Zip Code):
SIGNATURES
This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of 3M common stock withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.
Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:
If you wish to withdraw any tendered shares of 3M common stock, you must transmit this Notice of Withdrawal to the Distribution Exchange Agent at:
By First Class Mail:	By Facsimile Transmission:	By Registered or Overnight Courier:

Equiniti Trust Company Shareowner Services Voluntary Corporate Actions Department P.O. Box 64858 St. Paul, MN 55164-0858	Equiniti Trust Company Shareowner Services Voluntary Corporate Actions (866) 734-9952 (fax)	Equiniti Trust Company Shareowner Services Voluntary Corporate Actions Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120

For information about the Exchange Offer, please contact Georgeson at 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Telephone: 888-607-6511
3M will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. Notwithstanding the foregoing, 3M stockholders may challenge any such determination in a court of competent jurisdiction. None of 3M, Neogen, Garden SpinCo, the Distribution Exchange Agent, the Merger Exchange Agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.